UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2022 (November 2, 2022)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition.
On November 2, 2022, SiriusPoint Ltd. (the “Company”) issued a press release reporting its financial results for the third quarter ended September 30, 2022 attached hereto as Exhibit 99.1.
The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished pursuant to this Item 2.02. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On November 2, 2022, the Company announced that it is restructuring its underwriting platform to support the future shape of its business. As part of its ongoing strategy to strengthen underwriting results and align the Company’s operating platform to its business portfolio, the Company will be making changes to the structure and composition of its international branch network (the “Restructuring Plan”). The Company will reduce the locations from which it underwrites property catastrophe reinsurance. As a result, SiriusPoint will close its offices in Hamburg, Miami and Singapore, and reduce its footprint in Liege and Toronto. Following the anticipated closures and scaling of its operating platform, SiriusPoint will continue to serve clients and underwrite North American property catastrophe business from Bermuda, and international property catastrophe business from Stockholm. The Company's initial estimate is that it will incur approximately $30.0 million to $35.0 million of total costs, primarily in the fourth quarter of 2022, to implement the Restructuring Plan.
This Item 2.05 contains forward-looking statements, including information regarding the Restructuring Plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with Securities and Exchange Commission on March 1, 2022, and the Company’s subsequent current and periodic reports filed with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in expectations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Monica Cramér Manhem

On November 2, 2022, the Company announced that Monica Cramér Manhem will cease serving as the Company’s President, International Reinsurance President, effective as of June 30, 2023. Upon stepping down as the Company’s President, International Reinsurance President, Ms. Cramér Manhem will be eligible for benefits pursuant to the terms of her existing employment agreement for a termination due to retirement, which are described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 14, 2022.

David Govrin

On November 2, 2022, the Company announced that David Govrin, currently the Company’s Global Chief Underwriting Officer and President, Americas Reinsurance, was promoted to the position of Group President and Chief Underwriting Officer of the Company, effective immediately.

Mr. Govrin, age 59, has served as the Company’s Global Chief Underwriting Officer and President, Americas Reinsurance since March 2021. Mr. Govrin served in a variety of senior positions at Third Point Reinsurance and was most recently President of Third Point Reinsurance (USA) Ltd., a position he held since May 2019. He also served as Head of Business Development of Third Point Reinsurance, and began at Third Point Re in April 2017 as an Executive Vice President, Underwriting. Prior to joining Third Point Re, he was a Vice President in Berkshire Hathaway’s Reinsurance Group for seven years and a member of the underwriting team. Before joining Berkshire, Mr. Govrin founded Hudson Insurance Capital Partners in 2007, a specialty insurance-focused private equity fund, and Sierra Re Advisors, a boutique reinsurance intermediary.

There are no arrangements or understandings between Mr. Govrin and any other person pursuant to which he was appointed as an officer of the Company. Mr. Govrin does not have any family relationship with any director or other executive officer of the

Company, and there are no transactions in which Mr. Govrin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Govrin’s appointment as Group President and Chief Underwriting Officer of the Company, Mr. Govrin and the Company entered into an employment letter setting forth the terms and conditions of his continued employment with the Company (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Govrin is entitled to receive (i) an annual base salary of $650,000, (ii) a target annual bonus opportunity of 100% of his base salary, and (iii) beginning with the 2023 regular award cycle, an annual long-term incentive award having a target grant value equal to 250% of his base salary.

As an inducement for Mr. Govrin to accept the appointment, within thirty days of entering into the Employment Letter, Mr. Govrin will be granted (i) a restricted share unit award with a grant date value of $800,000, with the number of restricted share units subject to the award determined based on the Company’s closing share price on April 5, 2022 (the “Make Whole RSUs”), and (ii) a restricted share unit award with a grant date value of $1,750,000 (the “Sign-On RSUs”), with the number of restricted share units subject to the award determined based on the Company’s average closing share price from October 17, 2022 through October 28, 2022. The Make Whole RSUs will vest in three equal installments on April 6, 2023, April 6, 2024, and April 6, 2025, subject to Mr. Govrin’s continued service to the Company through each vesting date. The Sign-On RSUs will vest ratably on the first, second and third anniversaries of the grant date, subject to Mr. Govrin’s continued service to the Company through each vesting date. In addition, the Employment Letter provides that Mr. Govrin will be granted a stock option award to purchase 350,000 common shares of the Company with an exercise price equal to fair market value of the Company’s common shares on the date of grant, which will vest and become exercisable when the closing price of the Company’s common shares reaches $8.00.

The Employment Letter also provides that if Mr. Govrin’s employment is terminated by the Company without cause or if Mr. Govrin resigns for good reason, Mr. Govrin will be eligible for certain severance benefits including (1) 12 months’ base salary, (2) an annual bonus for the year of termination calculated based on actual performance and pro-rated for service during the year, (3) 12 months of subsidized COBRA premiums during the period of continued participation in the Company’s medical and life insurance plans, (4) vesting of his outstanding restricted stock units and stock options, with any stock options to remain exercisable, subject to any applicable performance hurdle(s), through the earlier of three years following the termination date and their normal expiration date. In addition, in the event of a “change in control” of the Company, as defined in the Company’s underlying equity plan and applicable award agreement, the unvested options will vest in full and become immediately exercisable upon the change in control. The Employment Letter also provides that in the event Mr. Govrin voluntarily resigns on or after the third anniversary of signing the Employment Letter, he will receive vesting with respect to his outstanding and unvested restricted share unit and stock option awards, with the stock options to remain exercisable, subject to any applicable performance hurdle(s), through the earlier of three years following such termination and their normal expiration date. Mr. Govrin’s entitlement to these severance rights is conditioned on entering into a severance and general release agreement with the Company.

The foregoing summary description of the terms and conditions of the Employment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Letter, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Prashanth Gangu
As previously disclosed, on June 3, 2022, Prashanth Gangu, the former Chief Operating Officer and President, Insurance and Services of the Company, separated from the Company. Following such separation, the Company and Mr. Gangu entered into a Confidential Settlement Agreement and Release, dated September 30, 2022 (the “Settlement Agreement”). Pursuant to the terms of the Settlement Agreement and subject to Mr. Gangu’s release of claims in favor of the Company and its affiliates, Mr. Gangu became entitled to receive (i) a lump sum payment of $2,200,000, (ii) up to 18-months of Company-paid healthcare continuation, and (iii) reimbursement for up to $60,000 in attorneys’ fees.

The foregoing summary description of the terms and conditions of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On November 2, 2022, SiriusPoint Ltd. made available to investors its third quarter financial supplement attached hereto as Exhibit 99.2, and slide presentation attached hereto as Exhibit 99.3, which may be used from time to time by SiriusPoint Ltd. in presentations to investors.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 and Exhibit 99.3 attached hereto, are being furnished pursuant to this Item 7.01. This information shall not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01    Other Events.
The Board of Directors of SiriusPoint Ltd. approved a quarterly cash dividend of $0.50 per share on its 8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share payable on November 30, 2022 to Series B shareholders of record as of November 15, 2022. A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	David Govrin Employment Letter, dated as of October 31, 2022.
10.2	Confidential Settlement Agreement and Release, dated as of September 30, 2022, by and between SiriusPoint Ltd. and Prashanth Gangu.
99.1	Press Release dated November 2, 2022, announcing the earnings of SiriusPoint Ltd. for the Third Quarter Ended September 30, 2022.
99.2	Third Quarter Ended September 30, 2022 Financial Supplement.
99.3	SiriusPoint Ltd. Presentation to Investors, dated November 2, 2022.
99.4	Press release dated November 2, 2022, announcing the quarterly dividend on the 8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2022	/s/ Scott Egan
	Name:	Scott Egan
	Title:	Chief Executive Officer